PLS CPA, A PROFESSIONAL CORP.

t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 858-433-2979 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

May 6, 2013

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: APT System, Inc.

Dear Madame or Sir

On April 8, 2012 our appointment as auditor for APT Systems, Inc. ceased. We have read APT System, Inc.’s statement included under Item 4.01 of its Form 8-K/A dated May 6, 2013 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111